                                                                      Exhibit 12

NBC ACQUISITION CORP. AND SUBSIDIARY

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                         PREDECESSOR                    SUCCESSOR
                                   -----------------------------   -------------------------------
                                                         FIVE       SEVEN
                                                        MONTHS     MONTHS
                                    YEARS ENDED         ENDED       ENDED           YEARS ENDED
                                      MARCH 31,       AUGUST 31,   MARCH 31,         MARCH 31,
                                   --------------     ----------   ---------    ------------------
                                   1994      1995      1995         1996         1997         1998
Pre-tax income (loss) from
  continuing operations            $14,090   $15,570   $14,542      $(3,468)     $5,759      $(1,473)

Add:
 Interest expense and
  amortization of deferred
  finance charges on all
  indebtedness                         616       766       952        6,035       10,760      11,938
 Interest portion of lease rentals   1,169     1,297       574          504        1,517       2,015
                                   -------   -------   -------      -------      -------     -------
 Pre-tax income from
  continuing operations,
  as adjusted                      $15,875   $17,633   $16,068      $ 3,371      $18,036     $12,480
                                   =======   =======   =======      =======      =======     =======


Fixed charges:
 Interest expense and
  amortization of deferred
  finance charges on all
  indebtedness                     $   616   $   766   $   952      $ 6,035      $10,760     $11,938
 Interest portion of lease rentals   1,169     1,297       574          804        1,517       2,015
                                   -------   -------   -------      -------      -------     -------
    Total fixed charges            $ 1,785   $ 2,063   $ 1,526      $ 6,839      $12,277     $13,953
                                   =======   =======   =======      =======      =======     =======

Ratio of earnings to fixed
 charges                               8.9       8.5      10.5           (1)         1.5          (2)
                                   =======   =======   =======      =======      =======     =======

(1) Earnings were insufficient to cover fixed charges by $3,468.

(2) Earnings were insufficient to cover fixed charges by $1,473.

NBC ACQUISITION CORP. AND SUBSIDIARY

PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
-----------------------------------------------------------------------------

                                                                      YEAR
                                                                      ENDED
                                                                    MARCH 31,
                                                                       1998
Pro forma pre-tax loss from continuing operations                    $(2,901)
                                                                     -------

Fixed charges:
 Interest expense and amortization of deferred finance
  charges on all indebtedness - pro forma                             22,480
 Interest portion of lease rentals                                     2,015
                                                                     -------
    Total fixed charges                                              $24,495
                                                                     =======
    Total earnings and fixed charges                                 $21,594
                                                                     =======
Pro forma ratio of earnings to fixed charges                              (1)
                                                                     =======

---------
(1) Earnings were insufficient to cover fixed charges by $2,901.